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                                                                    EXHIBIT 11.1

                         NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

              (Accounting principles generally accepted in Canada)
         (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)

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
                                                     Fiscal quarter ended  Three fiscal quarters ended
                                                     --------------------  ---------------------------
                                                        Feb 1,    Jan 26,      Feb 1,      Jan 26,
                                                         1998       1997        1998         1997
                                                         ----       ----        ----         ----
Basic earnings (loss) per share

 Net earnings (loss)                                  $(144,283)  $ 63,031    $(21,936)    $186,613
                                                      =========   ========    ========     ========

 Common Shares outstanding
  at the beginning of the period                        175,305    170,741     171,859      168,676

 Weighted average number of Common Shares
   issued, net of Common Shares
   repurchased, during the period                            71        200       2,479        1,464
                                                      ---------   --------    --------     --------

 Weighted average number of Common Shares
   outstanding during the period                        175,376    170,941     174,338      170,140
                                                      =========   ========    ========     ========

 Basic earnings (loss) per share                            (82)c       37c        (13)c   $   1.10
                                                      =========   ========    ========     ========

Fully diluted earnings (loss) per share

 Earnings (loss) before imputed earnings              $(144,283)  $ 63,031    $(21,936)    $186,613

 After tax imputed earnings from the investment
   of funds received through dilution                        --      2,693          --        8,241
                                                      ---------   --------    --------     --------

 Adjusted net earnings (loss)                         $(144,283)  $ 65,724    $(21,936)    $194,854
                                                      =========   ========    ========     ========

 Weighted average number of Common Shares
   outstanding during the period                        175,376    170,941     174,338      170,140

 Weighted average common share
   equivalents based on conversion of
   outstanding stock options                                 --     14,096          --       13,500
                                                      ---------   --------    --------     --------

 Weighted average number of Common
   Shares and equivalents outstanding
   during the period                                    175,376    185,037     174,338      183,640
                                                      =========   ========    ========     ========

 Fully diluted earnings (loss) per share                    (82)c       36c        (13)c   $   1.06
                                                      =========   ========    ========     ========

Earnings (loss) per share expressed in U.S. Dollars

 Daily average exchange rate of a Canadian
   dollar for U.S. dollars as reported by the
   Federal Reserve Bank of New York                     $0.7006    $0.7406     $0.7071     $ 0.7346

 Basic earnings (loss) per share, in U.S. dollars           (58)c       27c         (9)c         81c
                                                      =========   ========    ========     ========

 Fully diluted earnings (loss) per share, in U.S.
   dollars                                                  (58)c       26c         (9)c         78c
                                                      =========   ========    ========     ========
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